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                                                                    EXHIBIT 1.01


                       UNITED DOMINION REALTY TRUST, INC.
                                MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                             DISTRIBUTION AGREEMENT

                                                               February 24, 2003


J.P. Morgan Securities Inc.
270 Park Avenue, 8th Floor
New York, New York  10017

Banc of America Securities LLC
100 North Tryon Street
Charlotte, North Carolina 28255

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

McDonald Investments Inc.
800 Superior Avenue
Cleveland, Ohio 44114

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Wachovia Securities, Inc.
301 S. College Street, DC-8
Charlotte, NC 28288


Ladies and Gentlemen:

         United Dominion Realty Trust, Inc., a Virginia corporation (the "Company"), confirms its agreement with J.P. Morgan Securities Inc., Banc of America Securities LLC, Goldman, Sachs & Co., McDonald Investments, Inc., Salomon Smith Barney Inc., and Wachovia Securities Inc. (each, an "Agent", and together, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes Due Nine Months or More From Date of Issue (the "Notes"). The Notes are to be issued pursuant to an Indenture, dated as of November 1, 1995, as amended, supplemented or modified from time to time (the "Indenture"), between the Company and Wachovia Bank, National Association (formerly First Union National Bank of Virginia), as trustee (the "Trustee"). As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $300,000,000 aggregate initial offering price (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign or composite currencies as the Company shall designate at the time of issuance) of Notes to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time



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authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

         United Dominion Realty, L.P., a Virginia limited partnership (the "Operating Partnership"), and Heritage Communities L.P. (the "Heritage OP") are hereinafter referred to collectively as the "Operating Entities" and individually referred to as an "Operating Entity". All references herein to any "subsidiary" or "subsidiaries" of the Company shall be deemed to include the Operating Entities unless otherwise expressly stated.

         This Agreement provides both for the sale of Notes by the Company to one or more Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the applicable Agent), in which case such Agent will act as an agent of the Company in soliciting purchases of the Notes.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-101611) for the registration of securities (including the Notes) under the Securities Act of 1933, as amended (the " 1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such post-effective amendments thereto as may have been required prior to the Company's acceptance of an offer to purchase Notes. Such registration statement (as amended, if applicable) has been declared effective by the Commission. Such registration statement (as amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 434 of the 1933 Act Regulations, on the one hand, and the prospectus constituting a part thereof and each prospectus supplement relating to the offering of Notes first provided to the Agents for use (whether or not such prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations) (the "Prospectus Supplement"), on the other hand, including in each case all documents incorporated therein by reference, as from time to time amended or supplemented prior to the Company's acceptance of an offer to purchase Notes pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively; provided, however, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Notes to which it relates. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, any document filed under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, all references to "Prospectus" shall be deemed to include, without limitation, the form of prospectus and the abbreviated term sheet, taken together, provided to the Agents by the Company in reliance on Rule 434 under the 1933 Act




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(the "Rule 434 Prospectus"). If the Company files a registration statement to register a portion of the securities and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" shall be deemed to include the Rule 462 Registration Statement.

SECTION 1. Appointment as Agents.

         (a) Appointment. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby agrees that Notes will be sold to or through the Agents. Notwithstanding any provision herein to the contrary, the Company reserves the right to appoint additional agents for the offer and sale of Notes, which agency may be on an on-going basis or on a one-time basis. Any such additional agent shall become a party to this Agreement and shall thereafter be subject to the provisions hereof and entitled to the benefits hereunder upon the execution of a counterpart hereof or other form of acknowledgement of its appointment hereunder, including the form of letter attached hereto as Exhibit B, and delivery to the Company of addresses for notice hereunder and under the Procedures.

         (b) Sale of Notes. The Company shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

         (c) Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Company as principal, but one or more Agents may agree from time to time to purchase Notes as principal for resale to investors and other purchasers determined by such Agent or Agents. Any such purchase of Notes from the Company by an Agent as principal shall be made in accordance with
Section 3(a) hereof.

         (d) Solicitations as Agents. If agreed upon by an Agent and the Company, such Agent, acting solely as agent for the Company and not as principal, will solicit purchases of the Notes. Unless otherwise instructed by the Company, such Agent will communicate to the Company, orally, each offer to purchase Notes solicited by it on an agency basis other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any proposed purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default.



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         (e) Reliance. The Company and the Agents agree that any Notes purchased from the Company by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as agent of the Company shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2. Representations and Warranties.

         (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent), as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to the Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the Commission any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a "Representation Date"), as follows:

                  (i) Due Incorporation and Qualification. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with full power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole.

                  (ii) Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited liability company, limited partnership, general partnership or real estate investment trust, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification except where the failure to so be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; each Operating Entity is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of such Operating Entity; all of the issued and outstanding shares of capital stock of each such corporate subsidiary and all of the issued and outstanding shares of beneficial interest of each such real estate investment trust subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or a subsidiary of the Company, free and clear of any perfected security interest, mortgage, pledge, lien, encumbrance, claim or equity; all of the issued and outstanding partnership interests of each such partnership subsidiary and all of the issued and outstanding limited liability company interests of each such limited liability company




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         subsidiary have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and, except as otherwise disclosed in the Prospectus and except with respect to Coastal Monterey Properties, LLC, are owned by the Company and/or one or more subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and the Company and/or one or more subsidiaries of the Company are the only members or general partners of the Company's limited liability company or limited partnership subsidiaries, as applicable, and own the entire membership or general partnership interest in each such subsidiary free and clear of any perfected security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for a minority interest in Coastal Monterey Properties, LLC.

                  (iii) Registration Statement and Prospectus. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) of the 1933 Act Regulations. The conditions for use of registration statements on Form S-3 set forth in the General Instructions on Form S-3 have been satisfied and the Company is entitled to use such form for the transaction contemplated herein. The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not and will not, as of the respective effective dates as to the Registration Statement, any Rule 462(b) Registration Statement and any amendment thereto and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (a) that part of the Registration Statement which shall constitute the Statement of Eligibility under the Trust Indenture Act of the Trustee (the "Form T-1") or (b) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Agent expressly for use in the Prospectus as amended or supplemented relating to such Notes.

                  (iv) Incorporated Documents. The documents incorporated by reference in the Registration Statement, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (v) Accountants. The accountants who certified the financial statements included or incorporated by reference in the Registration Statement are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

                  (vi) Financial Statements. The financial statements together with related notes and schedules of the Company and its subsidiaries and of any companies, other entities or




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         properties acquired or to be acquired by the Company, in each case as set forth or incorporated by reference in the Registration Statement and the Prospectus, present fairly the financial position and the results of operations of the Company and its subsidiaries and of such companies, entities and properties, as the case may be, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with United States generally accepted principles of accounting, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein; the pro forma financial statements and related notes thereto included in the Registration Statement and Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumption used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (vii) Validity of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (viii) Authorization and Validity of the Indenture. The Indenture has been duly authorized and duly qualified under the Trust Indenture Act, and, at each Representation Date, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles, and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
         (2) governmental authority to limit, delay or prohibit the making of payments outside the United States.

                  (ix) Authorization and Validity of the Notes. The Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes and the Indenture will be substantially in the form heretofore delivered to the Agents and




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         conform in all material respects to all statements relating thereto contained in the Prospectus; and each holder of Notes will be entitled to the benefits of the Indenture.

                  (x) No Conflicts. The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except in any case in which such would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole), nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company, or any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to each Representation Date, obtained under the 1933 Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Agents.

                  (xi) Material Changes or Material Transactions. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there has not been any material change in the capital stock, total assets or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus as amended prior to each Representation Date and (ii) neither the Company nor any of its subsidiaries has entered into any transaction not in the ordinary course of business which is material to the Company and its subsidiaries considered as a whole.

                  (xii) No Defaults. Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation or By-Laws, limited partnership agreement, limited liability company agreement, operating agreement or other organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan




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         agreement, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound.

                  (xiii) Legal Proceedings. Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (xiv) Licenses; Trademarks. The Company and each of its subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their respective businesses; and neither the Company nor any of its subsidiaries has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company or any of its subsidiaries.

                  (xv) Marketable Title; Leasehold Estates. Except as described in the Prospectus, the Company and its subsidiaries have good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property referred to in the Prospectus as owned or leased by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the Prospectus or which would not materially affect the value thereof or materially interfere with the use made or to be made by them.

                  (xvi) Hazardous Material. The Company has no knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the properties owned by it or any of its subsidiaries, or of (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties which presence or occurrence would materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole. In connection with the construction on or operation and use of the properties owned by the Company or any of its subsidiaries, the Company represents that it has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

                  (xvii) Tax Filings. The Company has filed all Federal, local and foreign income tax returns which have been required to be filed or has filed extensions and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith, except in each case to




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         the extent that the failure to so file or so pay would not materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company or any of its subsidiaries.

                  (xviii) Statements in Prospectus. The statements set forth in the Prospectus as amended or supplemented under the captions "Description of Debt Securities" and "Description of Notes", insofar as they purport to constitute a summary of the terms of the Notes, and under the captions "Federal Income Tax Considerations" and "Plan of Distribution", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

                  (xix) REIT Qualification. With respect to all tax periods regarding which the Internal Revenue Service is or will be entitled to assert any claim, the Company has met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's present and contemplated operations, assets and income continue to meet such requirements.

                  (xx) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Notes as contemplated herein, will not be an "investment company" or an entity "controlled" by an "investment company as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxi) Commodity Exchange Act. The Notes, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted under the provisions of the Commodity Exchange Act.

                  (xxii) Ratings. The Notes are rated Baa3 by Moody's Investors Service, Inc. and BBB- by Standard & Poor's Ratings Services.

                  (xxiii) The Operating Entities are the only "Significant Subsidiaries" of the Company (as defined in Regulation S-X of the 1933 Act Regulations).

         (b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Company to such Agent or Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3. Purchases as Principal; Solicitations as Agent.

         (a) Purchases as Principal. Notes purchased from the Company by one or more Agents as principal shall be made in accordance with terms agreed upon by such Agent or Agents and the Company (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and be agreed upon orally, with written confirmation prepared by such Agent or Agents and mailed to the Company). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the




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representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable agreement of one or more Agents to purchase Notes from the Company as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any other broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received in connection with such purchases from the Company to such brokers and dealers. At the time of each purchase of Notes from the Company by one or more Agents as principal, such Agent or Agents shall specify the requirements for the stand-off agreement, officers' certificate, opinions of counsel and comfort letter pursuant to Sections 4(k), 7(b), 7(c) and 7(d) hereof.

         (b) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

         The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through an Agent, as agent, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Company, such Agent will suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

         The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent, as an agent of the Company, as set forth in Schedule A hereto.

         (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Company and the applicable Agent or Agents and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared in connection with each sale of Notes. Except as may be otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Company, the Agents and the Trustee (the "Procedures"). The Agents and the Company agree to perform, and the Company agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4. Covenants of the Company.

         The Company covenants with the Agents as follows:

         (a) Notice of Certain Events. The Company will notify the Agents immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any amendment or supplement to the Prospectus (other than any amendment, supplement or document relating solely to securities other than the Notes), (iii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) any change in the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Notice of Certain Proposed Filings. The Company will give the Agents advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or relating solely to the issuance and/or offering of securities other than the Notes), whether by the filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise, and will furnish to the Agents copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable time in advance of such proposed filing or use, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Agents or counsel for the Agents shall reasonably object.

         (c) Copies of the Registration Statement and the Prospectus. The Company will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

         (d) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

         (e) Prospectus Revisions -- Material Changes. Except as otherwise provided in subsection (1) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the

Agents or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agents and to cease sales of any Notes they may then own as principal, and the Company will promptly amend the Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act or the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

         (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (1) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall finish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented, whether by filing documents pursuant to the 1934 Act or the 1933 Act or otherwise, to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (g) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (1) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (h) Earnings Statements. As soon as practicable, the Company will make generally available to its security holders an earnings statement which shall satisfy the provisions of and provide the benefits contemplated by Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

         (i) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

         (j) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Notes, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15(d) of the 1934 Act within the time periods prescribed by the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations").

         (k) Stand-Off Agreement. If specified by the applicable Agent or Agents in connection with a purchase of Notes from the Company as principal, between the date of the agreement to purchase such Notes and the Settlement Date with respect to such purchase, the Company will not, without the prior written consent of such Agent or Agents, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such agreement, commercial paper in the ordinary course of business or assumptions of mortgages on acquired properties).

         (l) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) no Agent shall then hold any Notes purchased as principal pursuant hereto, until the time the Company shall determine that solicitation of purchases of the Notes should be resumed or an Agent shall subsequently purchase Notes from the Company as principal.

         (m) Continued REIT Qualification. The Company will continue to elect to qualify as a "real estate investment trust" under the Code and will use its best efforts to continue to qualify as a "real estate investment trust" for so long as the Company's board of directors deems it in the best interest of the Company and its shareholders to remain so qualified.

SECTION 5. Conditions of Obligations.

         The obligations of the Agents to purchase Notes from the Company as principal and to solicit offers to purchase Notes as agent of the Company, and the obligations of any purchasers of Notes sold through an Agent as agent of the Company, will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's directors or officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

         (a) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

         (1) Opinion of Company Counsel. The favorable opinion of Morrison & Foerster LLP, counsel to the Company, substantially to the effect that:

                  (i) Each of the Company and the Operating Entities has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which is incorporated or formed, as applicable, with full power and authority to own or lease, as the case may be, and to its properties and conduct its business as described in the Prospectus as amended or supplemented.

                  (ii) The Company is duly qualified to transact business in the states of Arizona, Colorado, Delaware, Florida, Georgia, Maryland, North Carolina, Ohio, Oregon, South Carolina and Tennessee. Operating Partnership is duly qualified as a foreign limited partnership and authorized to transact business as a foreign limited partnership in the States of California, Georgia, Maryland, Ohio, Oregon and Tennessee. Heritage OP is duly qualified as a foreign limited partnership and authorized to transact business as a foreign limited partnership in the State of Arizona.

                  (iii) This Agreement has been duly authorized, executed and delivered by the Company.

                  (iv) The Notes, in the form(s) certified by the Company as of the date hereof, have been duly authorized for issuance, offer and sale pursuant to this Agreement and, when duly authenticated by the Trustee in accordance with the Indenture and issued and delivered pursuant to the provisions of this Agreement and the Indenture against payment of consideration therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by
         (1) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States.

                  (v) The Indenture has been duly authorized, executed and delivered by the Company, is duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States.

                  (vi) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture and this Agreement with respect to the Notes and the consummation of the transactions herein and therein contemplated will not constitute a material breach of the term of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject and which has been filed as an exhibit to any of the Company's filings made pursuant to the Exchange Act and incorporated by reference into the Prospectus, nor will such actions result in any violation of the provisions of the law, Restated Articles of Incorporation or By-laws, as amended, of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

                  (vii) The Registration Statement has become effective under the 1933 Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued no proceedings for that purpose have been initiated or threatened by the Commission.

                  (viii) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates, comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; it being understood, however, that no opinion need be rendered with respect to (a) the financial statements, supporting schedules, footnotes and other statistical and financial information contained therein and (b) that part of the Registration Statement which constitutes the Form T-1. To such counsel's knowledge, there is no contract or other document of a character required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. If applicable, the Rule 434 Prospectus conforms in all material aspects to the requirements of Rule 434 under the 1933 Act Regulations.

                  (ix) No authorization, approval or consent of any governmental authority or agency is required in connection with the transactions contemplated in this Agreement, except such as have been obtained under the 1933 Act or the 1933 Act Regulations and the Trust Indenture Act and such as may be required under state securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Agents in the manner contemplated in this Agreement and in the Prospectus and such other approvals as have been obtained.

                  (x) Each document filed pursuant to the 1934 Act (other than the financial statements, supporting schedules, footnotes and other statistical and financial information contained therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                  (xi) The statements set forth in the Prospectus under the captions "Description of Our Debt Securities", "Description of Notes" and "Federal Income Tax Considerations", insofar as they constitute a summary of documents referred to therein or matters of law are correct in all material respects.

                  (xii) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of the Operating Entities is a party or of which any property of the Company or any of the Operating Entities is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (xiii) Neither the Company nor any of its subsidiaries is an "investment company" as defined in the 1940 Act.

         (2) Opinion of Counsel to the Agents. The favorable opinion of Sidley Austin Brown & Wood LLP, counsel to the Agents, in form and substance reasonably acceptable to the Agents.

         (3) Opinion of Counsel to the Company. The favorable opinion of Morrison & Foerster LLP, counsel for the Company, in form and substance satisfactory to counsel for the Agents, to the effect that the Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code for its most recently ended fiscal year and for the three fiscal years immediately preceding such year, and the Company's organization and contemplated method of operation are such as to enable it to continue to so qualify for its current fiscal year.

         (4) Disclosure Documents. In giving their opinions required by subsections (a)(1) and (a)(2), respectively, of this Section, Morrison & Foerster LLP and Sidley Austin Brown & Wood LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement or any amendment thereto (excluding (i) the financial statements, supporting schedules, footnotes, and other financial and statistical information contained in the Registration Statement or Prospectus, and (ii) that part of the Registration Statement which constitutes the Form T-1, as to which such counsel need express no belief), at the time it became effective or at the time an Annual Report on Form 10-K was filed by the Company with the Commission (whichever is later), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (excluding (i) the financial statements, supporting schedules, footnotes, and other financial and statistical information contained in the Registration Statement or Prospectus, and (ii) that part of the Registration Statement which constitutes the Form T-1, as to which such counsel need express no belief), at the date hereof (or, if such opinion is being delivered in connection with the purchase of Notes from the Company by one or more Agents as principal pursuant to Section 7(c) hereof, at the date of any agreement by such Agent or Agents to purchase Notes as principal and at the Settlement Date with respect thereto, as the case may (included or) includes an untrue statement of a material fact or (omitted or) omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) Officer's Certificate. At the date hereof, the Agents shall have received a certificate of the Chief Executive Officer, President or any Vice President and the principal financial officer or principal accounting officer of the Company, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Prospectus or since the date of any agreement by one or more Agents to purchase Notes from the Company as principal, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate and (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate.

         (c) Comfort Letter of Ernst & Young LLP. On the date hereof, the Agents shall have received a letter from Ernst & Young LLP, dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

                  (i) they are independent accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1934 Act and the applicable published rules and regulations thereunder;
         (ii) it is their opinion that the consolidated financial statements and supporting schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions therein comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations thereunder; (iii) based upon limited procedures set forth in detail in such letter (which shall include, without limitation, the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, with respect to the unaudited condensed consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement), nothing came to their attention that caused them to believe that (A) any material modifications should be made to the unaudited financial statements and financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles, (B) the unaudited financial statements and financial statement schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the related published rules and regulations thereunder, or (C) at a specified date not more than three days prior to the date of such letter, there has been any change in the capital stock of the Company or in the notes payable or mortgage notes payable of the Company or any decrease in the total assets of the Company, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated statement of operations included or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in rental income or in the total or per share amounts of net income or income before gains (losses) on investments and extraordinary items of the Company, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company; (iv) they have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 402 and 503(d) of Regulation S-K; and (v) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

         (d) Other Documents. On the date hereof and on each Settlement Date, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent or Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under
Section 10
hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof, the provisions relating to governing law and forum set forth in Section 14 and the provisions relating to parties set forth in Section 15 hereof shall remain in effect.

SECTION 6. Delivery of and Payment for Notes Sold through an Agent.

         Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver such Note to the Company and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7. Additional Covenants of the Company.

         The Company covenants and agrees with the Agents that:

         (a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent or Agents or to the purchaser or its agent, as the case may be, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

         (b) Subsequent Delivery of Certificates. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or relating solely to the issuance and/or offering of securities other than the Notes), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating solely to the issuance and/or offering of securities other than the Notes, unless the Agents shall otherwise specify), (iii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to such Agent or Agents as principal or (iv) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished to the Agent(s), forthwith a certificate dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(b) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (c) Subsequent Delivery of Legal Opinions. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes, providing solely for the inclusion of additional financial information, or, unless the Agents shall otherwise specify, relating solely to the issuance and/or offering of securities other than the Notes), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating solely to the issuance and/or offering of securities other than the Notes, unless the Agents shall otherwise specify), (iii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to such Agent or Agents as principal or (iv) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents the written opinion of Morrison & Foerster LLP, counsel to the Company, or other counsel satisfactory to the Agents, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinion referred to in Section 5(a)(1) hereof (and including the statement required by Section 5(a)(4)), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

         (d) Subsequent Delivery of Comfort Letters. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment or supplement relating solely to the issuance and/or offering of securities other than the Notes), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information, or (iii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to such Agent or Agents as principal, the Company shall cause Ernst & Young LLP forthwith to furnish to the Agents a letter, dated the date of effectiveness of such amendment, supplement or document with the Commission, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and
(ii) of Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses
(iii) and (iv) of
said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

SECTION 8. Indemnification.

         (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 434 of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto) or the omission, or alleged omission therefrom, of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission referred to in subsection (i) above, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including, the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of the Company. Each Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) hereof, counsel to the indemnified parties shall be selected by the applicable Agent(s) and, in the case of parties indemnified pursuant to Section 8(b) hereof, counsel to the indemnified shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution.

         In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Agents, as incurred, in such proportions that each Agent is responsible for that portion represented by the percentage that the commission or underwriting discount received by such Agent bears to the total sales price from the sale of the Notes sold to or through such Agent that were the subject of the claim for indemnification and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

SECTION 10. Payment of Expenses.

         The Company will pay all expenses incident to the performance of its obligations under this Agreement (whether or not any sale of Notes is consummated), including:

         (a) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

         (b) The preparation, filing and reproduction of this Agreement;

         (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form;

         (d) The reasonable fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any calculation agent or exchange rate agent;

         (e) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby;

         (f) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Survey;

         (g) The printing and delivery to the Agents in quantities as stated above of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

         (h) The preparation, reproducing and delivery to the Agents of copies of the Indenture and all amendments, supplements and modifications thereto;

         (i) Any fees charged by nationally recognized statistical rating organizations for the rating of the Notes;

         (j) The fees and expenses incurred in connection with any listing of Notes on a securities exchange;

         (k) The fees and expenses incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

         (l) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company; and

         (m) The cost of providing any CUSIP or other identification numbers for the Notes.

SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of an Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12. Termination.

         (a) Termination of this Agreement. This Agreement (excluding any agreement by one or more Agents to purchase Notes from the Company as principal) may be terminated for any reason at any time by the Company or by an Agent, as to itself, upon the giving of 30 days' written notice of such termination to the other party hereto.

         (b) Termination of Agreement to Purchase Notes as Principal. The applicable Agent or Agents may also terminate any agreement by such Agent or Agents to purchase Notes from the Company as principal, by notice to the Company, at any time at or prior to the Settlement Date relating thereto (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or other calamity or crisis or escalation of any existing hostilities, the effect of which is such as to make it, in the judgment of such Agent or Agents, impracticable or inadvisable to market the Notes or enforce contracts for the sale of the Notes or a material disruption has occurred in securities settlement or clearance services in the United States, or (iii) if trading in any of the securities of the Company has been suspended by the Commission or the New York Stock Exchange, or if trading generally on either the New York Stock Exchange, the American Stock Exchange or NASDAQ has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by Federal, New York or Virginia authorities, (iv) if the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company as of the date of such agreement shall have been lowered since that date or if any such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to the attention of such Agent or Agents any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

         (c) General. In the event of any such termination, none of the parties will have any liability to any other party hereto, except that (i) the Agents shall be entitled to any commission earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (A) any Agent shall own any Notes purchased by it as principal with the intention of reselling them or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

SECTION 13. Notices.

         Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

         If to the Company or the Operating Entities:

                  United Dominion Realty Trust, Inc.
                  1745 Shea Center Drive, Suite 200
                  Highlands Ranch, Colorado 80219
                  Attention:  President
                  Telecopy No.: (720) 283-2451

         with a copy to:

                  Morrison & Foerster LLP
                  370 Seventeenth Street, Suite 5200
                  Denver, Colorado 80202
                  Attention:  Warren L. Troupe, Esq.
                  Telecopy No.:  (303) 592-1510

         If to the Agents:

                  J.P. Morgan Securities Inc.
                  270 Park Avenue, 8th Floor
                  New York, New York  10017
                  Attention:  Medium-Term Note Desk
                  Telecopy No.:  (212) 834-6081

                  Banc of America Securities LLC
                  100 North Tryon Street
                  Charlotte, North Carolina 28255
                  Attention:  Transaction Service
                  Telecopy No.:  704-388-9939

                  Goldman, Sachs & Co.
                  85 Broad Street
                  New York, New York 10004

                  McDonald Investments Inc.
                  800 Superior Avenue
                  Cleveland, Ohio 44114

                  Salomon Smith Barney Inc.
                  388 Greenwich Street
                  New York, New York 10013

                  Wachovia Securities, Inc.
                  301 S. College Street, DC-8
                  Charlotte, NC 28288

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14. Governing Law; Forum.

         This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against any Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 15. Parties.

         This Agreement shall inure to the benefit of and be binding upon the Agents, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Counterparts.

         This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

         If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.


                                         Very truly yours,


                                         UNITED DOMINION REALTY TRUST, INC.


                                         By:  /s/ Christopher D. Genry
                                            ------------------------------------
                                            Name:  Christopher D. Genry
                                            Title: Executive Vice President
                                                   and Chief Financial Officer

Confirmed and Accepted, as of the date first above written:


                                       J.P. MORGAN SECURITIES INC.


                                       By:     /s/ Carl J. Mehldau Jr.
                                           -------------------------------------
                                              Name:  Carl J. Mehldau Jr.
                                              Title: Vice President


                                       Banc of America Securities LLC


                                       By: /s/ Lily Chang
                                           -------------------------------------
                                              Name:  Lily Chang
                                              Title: Principal


                                               /s/ Goldman, Sachs & Co.
                                           -------------------------------------
                                                (Goldman, Sachs & Co.)


                                       MCDONALD INVESTMENTS INC.


                                       By: /s/ Victor F. Faris
                                           -------------------------------------
                                              Name:  Victor F. Faris
                                              Title: Managing Director

                                        SALOMON SMITH BARNEY INC.


                                        By: /s/ Martha D. Bailey
                                           -------------------------------------
                                           Name: Martha D. Bailey
                                           Title: Senior Vice President


                                        WACHOVIA SECURITIES, INC.


                                        By: /s/ Bill Ingram
                                           -------------------------------------
                                           Name:  Bill Ingram
                                           Title: Managing Director

                                                                      EXHIBIT A

       The following terms, if applicable, shall be agreed to by one or more Agents and the Company in connection with each sale of Notes:

       Principal Amount: $__________
              (or principal amount of foreign currency or composite currency)

                Interest Rate or Formula:
                    If Fixed Rate Note,
                         Interest Rate:
                         Default Rate:
                         Interest Payment Dates:
                    If Floating Rate Note,
                         Interest Rate Basis(es):
                             If LIBOR,
                                    [ ] LIBOR Reuters - Page:
                                    [ ] LIBOR Telerate - Page:
                                    Index Currency:
                             If CMT Rate,
                                    Designated CMT Telerate Page:
                                    Designated CMT Maturity Index:
                         Index Maturity:
                         Spread and/or Spread Multiplier, if any:
                         Initial Interest Rate, if any:
                         Initial Interest Reset Date:
                         Interest Reset Dates:
                         Interest Payment Dates:
                         Default Rate:
                         Maximum Interest Rate, if any:
                         Minimum Interest Rate, if any:
                         Fixed Rate Commencement Date, if any:
                         Fixed Interest Rate, if any: Calculation Agent:

                If Redeemable:
                         Initial Redemption Date:
                         Initial Redemption Percentage:
                         Annual Redemption Percentage Reduction, if any:
                If Repayable:
                         Optional Repayment Date(s):

                Original Issue Date:
                Stated Maturity Date:
                Specified Currency:
                Exchange Rate Agent:
                Authorized Denomination:
                Purchase Price: __%, plus accrued interest, if any, from _______ Settlement Date and Time:
                Additional/Other Terms:

Also, in connection with the purchase of Notes from the Company by one or more Agents as principal, agreement as to whether the following will be required:

   Officers' Certificate pursuant to Section 7(b) of the Distribution Agreement. Legal Opinions pursuant to Section 7(c) of the Distribution Agreement. Comfort Letter pursuant to Section 7(d) of the Distribution Agreement. Stand-off Agreement pursuant to Section 4(k) of the Distribution Agreement.

                                   SCHEDULE A


         As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:


                                                                        PERCENT OF
MATURITY RANGES                                                      PRINCIPAL AMOUNT
---------------                                                      ----------------
From 9 months to less than 1 year ..........................               .125%
From 1 year to less than 18 months .........................               .150
From 18 months to less than 2 years ........................               .200
From 2 years to less than 3 years ..........................               .250
From 3 years to less than 4 years ..........................               .350
From 4 years to less than 5 years ..........................               .450
From 5 years to less than 6 years ..........................               .500
From 6 years to less than 7 years ..........................               .550
From 7 years to less than 10 years .........................               .600
From 10 years to less than 15 years ........................               .625
From 15 years to less than 20 years ........................               .700
From 20 years to 30 years ..................................               .750
Greater than 30 years ......................................                 *


--------

* As agreed to by the Company and the applicable Agent at the time of sale.


                                    Sch. A-1

                                                                       EXHIBIT B


                       United Dominion Realty Trust, Inc.

                                Medium-Term Notes
                   due Nine Months or More From Date of Issue

                                     [DATE]

[NAME AND ADDRESS OF AGENT]



Dear [__________]:

         United Dominion Realty Trust, Inc., a Virginia corporation (the "Company"), has previously entered into a Distribution Agreement dated as of February 24, 2003 (the "Distribution Agreement"), between the Company and [LIST NAMED AGENTS] (the "Existing Agents"), with respect to the issue and sale by the Company of its Medium-Term Notes due Nine Months or More From Date of Issue (the "Notes"), pursuant to an Indenture dated as of November 1, 1995, as amended or modified from time to time, between the Company and Wachovia Bank, National Association, as Trustee. A copy of the Distribution Agreement, including the Administrative Procedures with respect to the issuance of the Notes (the "Procedures"), is attached hereto.

         Subject to and in accordance with the terms of the Distribution Agreement and the Procedures, the Company hereby appoints you as an Agent under the Distribution Agreement [IN CONNECTION WITH THE PURCHASE OF THE NOTES DESCRIBED IN THE ACCOMPANYING PRICING SUPPLEMENT NO. ___, DATED __________, BUT ONLY FOR THIS ONE REVERSE INQUIRY TRANSACTION]. Your appointment is made subject to the terms and conditions applicable to Agents under the Distribution Agreement [AND TERMINATES UPON PAYMENT FOR THE NOTES OR OTHER TERMINATION OF THIS TRANSACTION].

         Subject to the provisions hereof, this Agreement incorporates by reference all of the terms and provisions of the Distribution Agreement, including all schedules and exhibits thereto.

         Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement, except that the terms "Agent", "Agents" and "you", as used in the Distribution Agreement, shall be deemed to refer, where applicable and for purposes of this Agreement, to the Existing Agents and you.

         You and we each agree to perform our respective duties and obligations specifically provided to be performed by each of us in accordance with the terms and provisions of the Distribution Agreement and the Procedures.



                                    Sch. B-1

         If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below. This action will confirm your appointment and your acceptance and agreement to act as Agent in connection with the issue and sale of the Notes under the terms and conditions of the Distribution Agreement.

                                           Very truly yours,

                                           United Dominion Realty Trust, Inc.


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

CONFIRMED AND ACCEPTED:
as of the date first above written

[AGENT]
Name:
     --------------------------------
Title:
      -------------------------------